                                                                   EXHIBIT 10.10




                               SUBLEASE AGREEMENT

     THIS SUBLEASE AGREEMENT (the "Sublease" or "Sublease Agreement") is entered into on this 15th day of November, 1996 by and between BAY NETWORKS, INC., a Delaware corporation with its principal business address at 4401 Great America Parkway, Santa Clara, CA 95052 ("Sublandlord") and AWARE, INC., a Massachusetts corporation having an office address at One Oak Park, Bedford, MA 01730-1413 ("Subtenant").

     WHEREAS, Wellfleet Communications, Inc., which was merged into Bay Networks, Inc. on October 21, 1994, entered into a Lease Agreement dated as of October 22, 1991 (the "Original Lease") which Original Lease has been amended by that certain First Amendment to Lease (the "First Amendment") dated August 31, I992 and that certain Second Amendment to Lease (the "Second.Amendment") dated October 20, 1993 and that certain Third Amendment to Lease (the "Third Amendment") dated June 30, 1995 and that certain Fourth Amendment to Lease (the "Fourth Amendment") dated September 1995 and that certain FitSh Amendment to Lease (the "Fifth Amendment") dated April 1996 (said Original Lease as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment is hereinaRer collectively referred to as the "Master Lease") with respect to certain Premises located in the Building known as 39 Manning Road, Billerica, MA;), a copy of which is attached hereto as Exhibit A, under which it leases 80,000 rentable square feet of office space from WRC Properties, Inc. as assumed by Teachers Insurance Corporation, ("Landlord") in the building known as 39 Manning Road, Billerica, MA as provided in the Master Lease, together with certain appurtenant fights, the provisions of which Master Lease, portions of which are incorporated herein by reference; and

     WHEREAS, Sublandlord desires to sublease to Subtenant and Subtenant desires to sublease from Sublandlord the premises leased by Sublandlord under the Master Lease on the. terms and conditions hereinafter provided,

NOW, THEREFORE, in consideration of the mutual promises herein provided, the parties agree as follows:

     1. PREMISES AND TERM. Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord a portion of the premises consisting of approximately 15,953 rentable square feet, located and configured as shown on EXHIBIT B hereto (the "Premises"), upon and subject to the covenants, agreements, terms and conditions herein provided, for term commencing on the later to occur of: (a) Landlord's consent to this Sublease; or (b) completion of Subtenant's Work by Sublandlord (as defined on Exhibit's B & C, "Sublandlord's Work"); or (c) December 1, 1996 (the "Commencement") and terminating on November 30, 1997. Such Term may be extended under the same terms and conditions through February 28, I998, by written notice from Subtenant on or before August 31, 1997.

     2. RENT. Subtenant covenants and agrees to pay net rent to Sublandlord for the Premises as follows: Annual rental of $63,812.00 in net rent plus $111,671.00 for operating expenses and real estate taxes, due and payable in advance on the first day of each month in monthly payments of $14,623.58. The parties acknowledge that the operating and real estate tax expense is a good faith estimate by Sublandlord and Subtenant agrees to pay and Sublandlord to




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                                     Page 2



receive such amount without further documentation and/or adjustments. Payments for any partial month shall be calculated on a prorated basis based on the number of days in the month.

               All payments shall be made to:

               Bay Networks, Inc.
               8 Federal Street
               Billedca, MA 01821
               Attention: Real Estate Lease Administrator

     3. USE. The Premises shall be used for offices and uses accessory thereto light manufacturing, research and development, and warehousing and distribution, but in no event for any uses not permitted under the Master Lease.

     4. INCORPORATION OF MASTER LEASE. Except as otherwise provided herein, all of the rights, remedies, covenants, agreements, terms and conditions of the Master Lease relating to or applicable to the Sublandlord under the Master Lease with respect to the Premises are incorporated herein and made a part hereof with the same force and effect as if set forth at length herein, except to the extent the same are modified or amended by this Sublease, it being understood and agreed that said provisions shall fix the obligations, rights and remedies of the Subtenant with the same effect as if the Subtenant were the tenant named in the Master Lease. Except as otherwise provided herein, Subtenant agrees that Sublandlord shall have all of the rights and remedies of the Landlord under the Master Lease relating to the Premises with respect to Subtenant as if such rights and remedies were fully set forth herein. To the extent of a conflict between the terms of the Master Lease and this Sublease, the latter shall control.

     5. CONDITION OF PREMISES. Subtenant represents that it has inspected the Premises and agrees to accept possession of the Premises in their present condition without any obligation on the part of Sublandlord to make any alterations, decorations, installations or improvements, other than the work outlined and described in Exhibit C "Sublandlord's Work", to be completed by December I, I996. Subtenant may make alterations and improvements to the Premises beyond those described in Exhibit C, in accordance with the applicable provisions of the Master Lease; provided, however, Subtenant will be required to remove such alterations and improvements and restore the Premises upon the expiration or termination of this Sublease Agreement to the extent required by the Master Lease. With respect to Sublandlord's Work, Sublandlord will notify Subtenant thirty (30) days prior to the expiration of the initial term and/or the extension term, as to the extent, if any, to which the Subtenant shall remove the Sublandlord's Work and restore the Premises to its initial condition ordinary wear and tear or casualty damage excepted.

     6. ADHERENCE TO MASTER LEASE. (i) Subtenant covenants and agrees (a) to perform and observe all of the agreements, covenants, terms and conditions of the Master Lease with respect to the Premises (and the buildings and common areas, to the extent applicable) to the extent that the same are not modified or amended by this Sublease, and (b) that it shall not do or suffer or permit anything to be done which would constitute a default under the Master Lease with respect to the Premises, and (c) that notwithstanding any other provision of this Sublease to the contrary, any act or omission which constitutes a default under the Master Lease with respect to the Premises also constitutes a default hereunder.




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                                     Page 3



(ii) Sublandlord covenants and agrees (a) that it shall not do (or fail to do) or suffer or permit anything to be done which would constitute a default under the Master Lease, or which would cause a termination of the Master Lease, and
(b) that it shall not modify or amend the Master Lease in such a manner as to adversely affect Subtenant's use, occupancy and/or enjoyment of the Premises, without Subtenant's consent, which shall not be unreasonable withheld.

     7. DEFAULT. If any default by Subtenant continues, in the case of payment of rent or any other sum owned by Subtenant, for more than ten (10) days after written notice from Sublandlord, or in the case of any of Subtenant's other covenants, agreements or obligations under this Sublease or the Master Lease for more than thirty (30) days after notice by Sublandlord or such additional time as may be necessary if such default is not susceptible of cure within 30 days, provided Subtenant promptly commences to cure and diligently prosecutes the same until completion. Sublandlord may immediately or at any time thereatSer and without further notice terminate this Sublease and take any and all actions permitted to be taken by the Landlord under the Master Lease in respect of a default by the tenant thereunder or any termination as a result thereof.

     8. PARKING. During the term of this Sublease, Subtenant shall be entitled to use a proportionate share in common with Sublandlord.

     9. INDEMNITY. Subtenant and Sublandlord shall indemnify and hold harmless from and against any and all cost, expense or liability (including reasonable attorneys fees) incurred on account of either party's actions or the actions of its employees, agents, licensees or contractors on or about the Premises or on account of any breach or violation by Subtenant or Sublandlord of this Sublease, or the Master Lease, unless the same is due in substantial part to the negligence of either party's employees, agents, licensees, or contractors. Subtenant and Sublandlord hereby releases and waives any fight or claim against the other for loss of business, loss of profits, inconvenience, or for any other incidental or consequential damages.

     10. ASSIGNMENT. Subtenant shall not assign this Sublease nor further sublet the Premises in whole or in part, and shall not permit Subtenant's interest in this Sublease Agreement to be vested in any third party by operation of law or otherwise. A change of control of Subtenant shall not be deemed to be an assignment for the purposes of this Section I0, except, if the acquirer of Subtenant is a direct competitor of the Sublandlord.

     11. AUTHORITY. Subtenant represents and warrants that it has read and is familiar with the terms of the Master Lease. Subtenant and Sublandlord represent and warrant that each has all requisite corporate power and authority to enter into this Sublease.

     12. LATE CHARGES. Other remedies for non-payment of rent notwithstanding, any rental payment not received within ten (10) days of the date it was due shall bear interest at 18% annually from the date the rent was due, which fee is a service charge intended to compensate Sublandlord for the additional administrative and other costs and expenses it incurs by reason of such late payment.







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                                     Page 4

     13. BROKERS. Sublandlord and Subtenant each represent to the other that they have not retained or dealt with any broker or agent in connection with this Sublease Agreement other than Avalon Partners, Inc. whose commission shall be paid entirely by Sublandlord. Each party agrees to indemnify and hold the other harmless from and against any breach of the foregoing representation.

     14. INSURANCE. During the term of this Sublease Agreement, Subtenant shall maintain public liability and property damage insurance in accordance with the provisions of the Master Lease. Subtenant shall maintain fire and extended coverage insurance on its fixtures, equipment and leasehold improvements in amounts equal to the full insurable value thereof. Sublandlord and Subtenant each release the other from any liability for loss or damage sustained by it to the extent the' same would be or is covered by insurance as herein provided. Subtenant shall name Sublandlord and Landlord as an additional insured on its comprehensive liability insurance policy and shall provide Sublandlord and Landlord with a Certificate of Insurance certifying said coverage prior to taking possession of the Premises.

     15. SERVICES AND REPAIRS. (i) Except as provided in subparagraph (ii) herein, it is understood that all work, services; repairs, restorations, equipment and access which are required to be provided and made by Sublandlord hereunder or by Landlord under the Master Lease, will, in fact, be provided by the Landlord under the Master Lease, and Sublandlord shall have no obligation during the term of this Sublease Agreement to do any such work, to provide any such services, equipment or access, or to make any such repairs or restorations or otherwise perform any obligations or observe any conditions required to be observed or performed by Landlord under the Master Lease, and Subtenant agrees to look solely to the Landlord under the Master Lease for the performance and observance of the same. Sublandlord shall in no event be liable to Subtenant nor shall Subtenant's obligations hereunder be impaired or the performance thereof excused because of any failure or delay on the part of the Landlord under the Master Lease in performing or observing the obligations of the Landlord under the Master Lease, provided, however, that if a failure by the Landlord under the Master Lease materially interferes with Subtenant's use and occupancy of the Premises, and Subtenant so notifies Sublandlord in writing, Sublandlord shall use its best efforts to cause the Landlord under the Master Lease to promptly correct the failure.

Not withstanding the foregoing, if (a) Subtenant's use, occupancy and/or enjoyment of the Premises is adversely affected as a result of (1) Landlord's failure or delay to perform its obligations under the Master Lease, or (2) Sublandlord's failure or delay to perform its obligations under the Sublease, or
(3) by reason of interruption, suspension or delay of work, services repairs, restorations, equipment and access, and (b) Sublandlord shall be entitled to an abatement of rent under the Master Lease as a result of the foregoing, then Subtenant shall be entitled to an equitable abatement of rent under this Sublease.

(ii) Any maintenance required of Subtenant under the Master Lease (including without limitation Section 7.2 of the Master Lease) will be performed by Sublandlord and paid by Sublandlord unless such repair or maintenance is the result of Subtenants negligence in which the cost will be billed to Subtenant.




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                                     Page 5

     16. ACCESS. Subtenant agrees to allow Sublandlord and its agents access to the entire Premises at any time, with reasonable advance notice to inspect Subtenant's compliance with the terms of this Sublease.

     17. SURRENDER OF PREMISES. Subtenant agrees that time shall be of the essence with respect to Subtenant's obligation to surrender possession of the Premises to Sublandlord upon the termination of the term of this Sublease, and further agrees that in the event that Subtenant does not promptly surrender possession of the Premises to Sublandlord upon such termination, Sublandlord, in addition to any other rights and remedies Sublandlord may have against Subtenant for such holding over, shall be entitled to bring summary proceedings against Subtenant, and Subtenant agrees to reimburse Sublandlord for all Sublandlord's damages sustained by reason of such holding over (subject to the provisions of Paragraph 9 of this Sublease), including without limitation, Sublandlord's reasonable attorneys' fees and disbursements incurred in connection with the exercise by Sublandlord of its remedies against Subtenant.

     18. NOTICES. Any notice, approval, consent or election made pursuant to this Sublease or the Master lease shall be in writing and shall be deemed duly delivered upon receipt if delivered personally or if mailed by registered or certified mail, return receipt requested, or by a reputable nationally recognized overnight carrier, addressed if to Sublandlord: to the attention of the Real Estate Manager, Bay Networks, Inc., 8 Federal Street, Billedca, MA 01821.

     if to Subtenant; to the President of Aware, Inc., One Oak Park, Bedford, MA 01730

Either party may, by notice as aforesaid, direct that future notices be sent to a different address.

     19. ENTIRE AGREEMENT. All prior understandings and agreements between the parties with respect to the subject matter hereof are merged within this Sublease. The covenants and agreements herein contained shall bind and inure to the benefit of Sublandlord, Subtenant, and their respective successors and permitted assigns.

     20. EFFECTIVENESS. This Sublease shall be effective only when executed by Sublandlord and Subtenant and approved by the Landlord under the Master Lease.

     21. MISCELLANEOUS.

(a) If any dispute should arise between Sublandlord and Subtenant with respect to interpretation or performance of this Sublease, the non-prevailing party shall pay the prevailing party's reasonable attorneys' fees and costs.

(b) This Sublease shall be governed by and interpreted under and construed and enforced in accordance with the laws of the State Massachusetts.




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                                     Page 6


(c) No modification, change or amendment of fids Sublease shall be binding upon either party unless such modification, change or amendment is in writing, duly authorized and signed by Sublandlord and Subtenant and consented in writing by Landlord.

(d) Notwithstanding anything to the contrary contained herein, the parties rights and duties herein are subject and subordinate to the requirements of the Consent To Sublease among Sublandlord, Subtenant and Landlord.

     IN WITNESS WHEREOF, the parties hereto have caused this Sublease Agreement to be executed under seal by an officer duly authorized, as of the day and year first above written.


                         SUBLANDLORD:   BAY NETWORKS, INC.

                                        By: /s/ Berry E. Beswick
                                            ---------------------------
                                            Berry E. Beswick
                                            U.S. Real Estate Manager

                         SUBTENANT:     Aware, Incorporated

                                        By: /s/ Richard Moberg
                                            ---------------------------
                                            Richard Moberg
                                            Chief Financial Officer


     As Landlord under the Master Lease, this Sublease Agreement is hereby consented to and approved in accardance with the applicable provisions of the Master Lease, by Landlord's duly authorized officer.

                                    LANDLORD

                                    By:
                                        -------------------------------
                                        Its






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                                    EXHIBIT B

                                      MAP

PROPOSED SPACE  -  AWARE, INC.
39 MANNING ROAD
BILLERICA, MA          1/8" = 1'0"




21   HARD WALL OFFICES
41   CUBICAL OFFICES
 1   CONFERENCE
 1   LAB
 1   RECEPTION AREA
 1   VESTIBULE

----------------------
15,404 SQ.FT.  USEABLE SPACE
    549 SQ.FT.  BATHROOMS / CORE AREA

----------------------
15,953 SQ.FT.  SPACE TO BE LEASED

                                    EXHIBIT C
                        Description of Sublandlord"s Work


Sublandlord shall construct and install the items as described below on behalf of the Subtenant in accordance to the mutually agreed upon floor plan outlined on Exhibit B. All work shall be performed in good workman like manner in accordance with all applicable local, state and federal codes.

1. Construct eleven (11) 10 x 12 full height offices, framed and finished to the underside of the ceiling using existing carpet, lighting and ceiling.

2. Construct common vestibule on the southwest wall approximately 320 square feet (16 x 20) including all framing, doors & Hardware and security system.

3. Convert large conference room on the southwest wall into two private offices of equal size, framed to the underside of the ceiling using existing carpet, lighting and ceiling.

4. All necessary mechanical, electrical and plumbing for each office will be in accordance with building standards and all building codes.

5. Remove approximately 4,500 square feet of existing carpet and replace with VCT tile floor as outlined in the shaded area on Exhibit B.

Both Sublandlord and Subtenant agree the final cost for the above work will be $39,855.00 and payable by the Subtenant within thirty (30) days from the completion of such work.

The Subtenant agrees that all change orders and punch list items or any other construction issues during and after construction will be resolved between the Subtenant and Siena Construction. The Sublandlord agrees that it will use reasonable efforts to assist in the resolution of any issues between these parties.

Any change orders shall be approved by Subtenant and Sublandlord. In addition, Sublandlord shall construct the demising wall, and necessary fire exits at its own expense.